EXHIBIT 99.01

KANA Software Files First Quarter 2006 10-Q

MENLO PARK, Calif. — July 28, 2006 — KANA Software, Inc. (Pinksheets: KANA.PK), a world leader in multi-channel customer service, today announced that it has filed its Form 10-Q with the Securities and Exchange Commission for the quarter ended March 31, 2006.

KANA’s total revenues for the fiscal first quarter ended March 31, 2006 were $11.4 million, including license revenues of $2.9 million. KANA reported a GAAP net loss of $1.1 million, or a loss of $0.03 per share for the first quarter ended March 31, 2006. The Company had a first quarter non-GAAP net profit financial measure of $440,000, calculated by adjusting KANA’s net loss of $1,078,000 by adding back both the $956,000 in stock-based compensation expense measured in accordance with SFAS 123R and the change in warrant liability of $562,000.

“We are pleased to have completed our Form 10-Q for the first quarter 2006, bringing us up to date on all of our current financial filings,” said John Thompson, chief financial officer of KANA. “Next week we will announce our earnings date and conference call for the second quarter 2006. We also plan to file our 10-Q for the second quarter by the filing deadline. Importantly, we were gratified to report a non-GAAP net profit financial measure for the first quarter, which reflects the positive trends we are witnessing in the multi-channel customer service market.”

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about KANA’s customers’ expected benefits and results from KANA applications. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

Non-GAAP Financial Measures

To help understand KANA’s past financial performance and future results, KANA has supplemented its financial results that it provides in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method KANA uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. KANA’s reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. KANA’s management uses the supplemental non-GAAP financial measures internally to understand, manage and evaluate KANA’s business and make operating decisions. These non-GAAP financial measures are among one of the factors KANA’s management uses in planning for and forecasting future periods. Reconciliation to the nearest GAAP financial measures of the non-GAAP financial measures is included in this press release.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Contact:

KANA

Jessica Hohn, 508-561-1236

jhohn@kana.com

or

Investors:

Market Street Partners

Carolyn Bass or Susan Coss, 415-445-3240

kana@marketstreetpartners.com